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                                                                       EXHIBIT 5

                                    LAW OFFICES OF

                                   C. TIMOTHY SMOOT
                                      Suite 174
                               23505 Crenshaw Boulevard
                           Torrance, California  90505-5221


Telephone: 310/530-3366                              Telecopier: 310/530-2211
                                                     E-mail: smoot@earthlink.net



                                    July 21, 1997


Board of Directors
Material Technologies, Inc.
Suite 707
11661 San Vicente Blvd.
Los Angeles, CA  90049

                      Re: Material Technologies, Inc., Form S-1

Dear Sirs:

    I have formed a legal opinion regarding the proposed distribution of 707,911 shares of Class A Common Stock of Material Technologies, Inc., ("Matech"). In coming to my opinion, I have examined Matech 2's Certificate of Incorporation, minutes of Matech's Board of Directors, Matech's Certificate of Incorporation and Bylaws, certain minutes of Material Technology, Inc., pertinent agreements relating to the spin-off of Matech from its parent Material Technology, Inc., Matech's Form S-1 Registration statement, and various other documents. In addition, I have discussed various aspects of the transaction with Robert M. Bernstein, Chairman and President of Matech and Jonathon Reuben, Matech's independent Certified Public Accountant. In forming this opinion, I have relied on the apparent bona fides of the documents which Matech provided to me and various representations of Mr. Robert Bernstein.

    In my opinion, the 707,911 shares of Matech's Class A Common Stock being registered for distribution to the shareholders of Material Technology, Inc., as of the effective date of the S-1 Registration Statement, will, when distributed be legally issued, fully paid and non-assessable.



                                            Very truly yours,

                                            C. Timothy Smoot

                                            C. Timothy Smoot
                                            Attorney